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                                                                     EXHIBIT 21

                            List of Subsidiaries of
                        United Financial Holdings, Inc.

1.       Eickhoff, Pieper & Willoughby, Inc.

2.       United Bank & Trust Company

3.       United Trust Company

4.       Giants Property, Inc.

5.       Imaginative Investments, Inc.
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